UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 3, 2008

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01	Other Events
     On March 3, 2008, PetroQuest Energy, Inc. (“PetroQuest” or the “Company”) issued a press release announcing a discovery at its Pelican Point prospect in Terrebonne Parish, Louisiana. The Company has an approximate 22% net revenue interest in the well which logged approximately 147 feet of net pay in the primary Rob L objective. Casing has been run to the well’s total depth of 18,970 feet true vertical depth and the well is currently being completed. Production is expected to begin within two to three months at an initial gross rate of approximately 20,000 Mcfe per day.
     This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, declines in the values of our properties resulting in ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: March 3, 2008	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary

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